ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 1 new investment portfolio, AXP Variable Portfolio - Equity Select Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the __ day of ___, 2001.


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IDS LIFE INSURANCE COMPANY                                    ATTEST:






By:                                                           By:
    ---------------------------------------------                 ----------------------------------------

Name: Pamela J. Moret                                         Name: Nikol J. Roloff
     --------------------------------------------                  ---------------------------------------

Title: Executive Vice President - Variable Assets                  Title: Assistant Secretary





AMERICAN EXPRESS FINANCIAL CORPORATION                        ATTEST:





By:                                                           By:
   ----------------------------------------------                -----------------------------------------

Name: Peter J. Anderson                                       Name: Nikol J. Roloff
      -------------------------------------------                  ---------------------------------------

Title: Senior Vice President - Investment Operations          Title: Assistant Secretary
      ----------------------------------------------                --------------------------------------
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                                                SCHEDULE A

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                                  FUND                                                   PERCENTAGE OF
                                                                                          NET ASSETS
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AXP Variable Portfolio - Income Series, Inc.
o    AXP Variable Portfolio - Bond Fund                                                      0.25%
o    AXP Variable Portfolio - Extra Income Fund                                              0.25%
o    AXP Variable Portfolio - Federal Income Fund                                            0.25%
o    AXP Variable Portfolio - Global Bond Fund                                               0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o    AXP Variable Portfolio - Blue Chip Advantage                                            0.25%
o    AXP Variable Portfolio - Capital Resource Fund                                          0.25%
o    AXP Variable Portfolio - Emerging Markets Fund                                          0.35%
o    AXP Variable Portfolio - Equity Select Fund                                             0.25%
o    AXP Variable Portfolio - Growth Fund                                                    0.25%
o    AXP Variable Portfolio - International Fund                                             0.35%
o    AXP Variable Portfolio - New Dimensions Fund                                            0.25%
o    AXP Variable Portfolio - S&P 500 Index Fund                                             0.25%
o    AXP Variable Portfolio - Small Cap Advantage Fund                                       0.25%
o    AXP Variable Portfolio - Strategy Aggressive Fund                                       0.25%

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AXP Variable Portfolio - Managed Series, Inc.
o    AXP Variable Portfolio - Diversified Equity Income Fund                                 0.25%
o    AXP Variable Portfolio - Managed Fund                                                   0.25%

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AXP Variable Portfolio - Money Market Series, Inc.
o    AXP Variable Portfolio - Cash Management Fund                                           0.25%

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IDS Life Series Fund, Inc.
o    Equity Portfolio                                                                        0.25%
o    Equity Income Portfolio                                                                 0.25%
o    Income Portfolio                                                                        0.25%
o    Money Market Portfolio                                                                  0.25%
o    Managed Portfolio                                                                       0.25%
o    Government Securities Portfolio                                                         0.25%
o    International Equity Portfolio                                                          0.35%

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